UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 1, 2015

3D MAKERJET, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-157783	26-4083754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4303 Vineland Rd. F2 Orlando, Florida	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 407-930-0807

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2015, the Board of Directors of 3D MakerJet, Inc. (the “Company”) appointed Mr. Ed Thaney as Chief Financial Officer and as a member of the Board of Directors of the Company. Eric Forward resigned as Chief Financial Officer and as a member of the Board of Directors of the Company.

Mr. Thaney, age 62, is the owner and President of Thaney & Associates, Certified Public Accountants, and has been active as a CPA in that firm for the past 35 years.

Mr. Thaney does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Thaney is qualified to serve on the Company’s Board of Directors because of his experience in financial accounting, tax, financial planning, business development, succession planning, mergers and acquisitions and valuations.

His initial term as a member of the Board of Directors shall last until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There are no family relationships between the Company’s officers and/or members of the Company’s Board of Directors. Mr. Thaney has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

There is no present arrangement or understanding between Mr. Thaney and any other person pursuant to which Mr. Thaney was appointed as an officer or member of the Board of Directors of the Company. Presently, there is no compensation or other arrangement between the Company and Mr. Thaney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2015	3D MakerJet, Inc.

By: /s/ John Crippen
John Crippen
Chief Executive Officer